                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES     EXHIBIT 12.1
                       RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                   PRO FORMA         ACTUAL           ACTUAL         PRO FORMA YEAR
                                                                39 WEEKS ENDED    39 WEEKS ENDED   39 WEEKS ENDED  (52 WEEKS) ENDED
                                                                  DECEMBER 31,     DECEMBER 31,      JANUARY 1,         APRIL 2,
                                                                      1998             1998             1998              1998
                                                                     ------           ------           ------            ------
EARNINGS

   Earnings (loss) before income taxes and extraordinary item  $      (2,490)   $       4,915      $   (34,919)       $   (50,723)
   Add:  Fixed charges (below)                                        78,895           71,490           57,659             89,041
         Depreciation on capitalized interest                            243              243              894              1,016
   Less: Interest capitalized (below)                                 (5,585)          (5,585)          (5,879)            (8,264)
         Undistributed (income) loss-Joint Ventures                      -                -               (161)              (133)
                                                               -------------    -------------      ------------       ------------

      Earnings for ratio                                              71,063           71,063           17,594             30,937
                                                               -------------    -------------      ------------       ------------

FIXED CHARGES:
   Interest on borrowings                                             27,249           19,844           20,513             35,977
   Interest on capital leases                                          6,373            6,373            7,007              9,326
   Interest capitalized                                                5,585            5,585            5,879              8,264
   Amortization of debt issuance costs                                     -                -               13                 13
   Estimated interest portion of rental expense(1)                    39,688           39,688           24,247             35,461
   50% share of EEP:
      Interest on borrowings(2)                                            -                -                -                  -
      Interest on capital leases                                           -                -                -                  -
      Interest capitalized                                                 -                -                -                  -
      Estimated interest portion of rent(1)                                -                -                -                  -
                                                               -------------    -------------    -------------        ------------

         Fixed charges                                                78,895           71,490           57,659             89,041
                                                               -------------    -------------    -------------        ------------

   FIXED CHARGES IN EXCESS OF EARNINGS                         $       7,832    $         427    $      40,065        $    58,104
                                                               -------------    -------------    -------------        ------------
                                                               -------------    -------------    -------------        ------------
                                                                           -                -                -                  -
                                                               -------------    -------------    -------------        ------------
                                                               -------------    -------------    -------------        ------------
   RATIO OF EARNINGS TO FIXED CHARGES

                                                                 ACTUAL YEAR        ACTUAL YEAR      ACTUAL YEAR      ACTUAL YEAR
                                                                 (52 WEEKS)         (53 WEEKS)   (52 WEEKS) ENDED  (52 WEEKS) ENDED
                                                                ENDED APRIL 2,     ENDED APRIL 3,     MARCH 28,         MARCH 30,
                                                                     1998              1997              1996             1995
                                                                    ------            ------            ------           ------
EARNINGS

   Earnings (loss) before income taxes and extraordinary item  $     (41,099)   $      31,895       $     46,671      $     24,978
   Add:  Fixed charges (below)                                        79,417           52,231             54,090            57,599
         Depreciation on capitalized interest                          1,016              410                298               289
   Less: Interest capitalized (below)                                 (8,264)          (3,344)            (3,003)             (870)
         Undistributed (income) loss-Joint Ventures                     (133)            (191)                (8)             (335)
                                                               -------------    -------------       ------------      -------------

      Earnings for ratio                                              30,937           81,001             98,048            81,661
                                                               -------------    -------------       ------------      -------------

FIXED CHARGES:
   Interest on borrowings                                             26,353           12,016             18,099            24,502
   Interest on capital leases                                          9,326           10,006             10,729            11,406
   Interest capitalized                                                8,264            3,344              3,003               870
   Amortization of debt issuance costs                                    13              178                655               796
   Estimated interest portion of rental expense(1)                    35,461           26,687             21,604            20,025
   50% share of EEP:
      Interest on borrowings(2)                                            -                -                  -                 -
      Interest on capital leases                                           -                -                  -                 -
      Interest capitalized                                                 -                -                  -                 -
      Estimated interest portion of rent(1)                                -                -                  -                 -
                                                               -------------    -------------       ------------      -------------

         Fixed charges                                                79,417           52,231             54,090            57,599
                                                               -------------    -------------       ------------      -------------

   FIXED CHARGES IN EXCESS OF EARNINGS                         $      48,480    $           -       $          -      $          -
                                                               -------------    -------------       ------------      -------------
   RATIO OF EARNINGS TO FIXED CHARGES                                      -             1.55               1.81              1.42
                                                               -------------    -------------       ------------      -------------
                                                               -------------    -------------       ------------      -------------


                                                                   ACTUAL YEAR
                                                                (52 WEEKS) ENDED
                                                                     MARCH 31,
                                                                       1994
                                                                      -----
EARNINGS
   Earnings (loss) before income taxes and extraordinary item   $       27,412
   Add:  Fixed charges (below)                                          57,963
         Depreciation on capitalized interest                              319
   Less: Interest capitalized (below)                                      (52)
         Undistributed (income) loss-Joint Ventures                        202
                                                                --------------
      Earnings for ratio                                                85,844
                                                                --------------

FIXED CHARGES:
   Interest on borrowings                                               25,699
   Interest on capital leases                                           10,676
   Interest capitalized                                                     49
   Amortization of debt issuance costs                                     724
   Estimated interest portion of rental expense(1)                      19,481
   50% share of EEP:
      Interest on borrowings(2)                                            565
      Interest on capital leases                                           180
      Interest capitalized                                                   3
      Estimated interest portion of rent(1)                                586
                                                                --------------

         Fixed charges                                                  57,963
                                                                --------------

   FIXED CHARGES IN EXCESS OF EARNINGS                          $            -
                                                                --------------
   RATIO OF EARNINGS TO FIXED CHARGES                                     1.48
                                                                --------------
                                                                --------------



---------------------------
The ratio of earnings to fixed charges represents the number of times fixed charges are covered by earnings. For purposes of computing this ratio, earnings consist of income (loss) before income taxes and extraordinary item, plus fixed charges except capitalized interest. Fixed charges consist of interest expense, amortization of debt issuance costs, and one-third of rent expense on operating leases, estimated by the Company to be representative of the interest factor attributable to such rent expense. For fiscal 1994, fixed charges includes the Company's share (50%) of the fixed charges of EEP prior to the May 28, 1993 acquisition of the remaining 50% partnership interest.

(1) Used one-third of rent expense on operating leases.

(2) Interest expense including interest on promissory note payable to AMC, net of interest capitalized.